Exhibit 10.5
AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

This Amended and Restated Administrative Services Agreement (“Agreement”) is made and entered into as of October 1, 2022 (the “Effective Date”) between ReliaStar Life Insurance Company of New York (“RLNY” or the “Company”), a New York insurance company and the affiliated insurance companies specified in Exhibit A to the Agreement referred to herein as “Service Provider” (together the “Parties” and singularly as “Party”),

WITNESSETH

WHEREAS, the Parties are affiliates under the common control of Voya Financial, Inc.; and

WHEREAS, the Parties hereto wish to enter into this amendment and restatement of the March 1, 2003 Administrative Services Agreement, including First Amendment of August 1, 2004, in order to update the Parties to this Agreement, to perform all services necessary for RLNY to comply with anti-money laundering, counter-terrorist financing, and counter-proliferation financing rules (collectively, “AML rules”), and to include the provision of cybersecurity and related services and to make certain other revisions to the Agreement; and

WHEREAS, each Service Provider possesses certain resources, including experienced personnel, facilities, and equipment, which enables it to provide certain administrative, management, professional, advisory, consulting, and other services to support the Company's business; and

WHEREAS, Company desires Service Provider to perform certain administrative and other services as more fully described below (collectively, "Services") for the Company in its insurance operations, as the Company may request, such Services to be provided either directly by the Service Provider or by third- parties with which the Service Provider has negotiated agreements for the benefit of the Company and other affiliates; and

WHEREAS, for the convenience of the Parties, each Service Provider and Company wish to enter into a single contract which will establish the contractual rights and obligations as between each Service Provider and Company but not as between Service Providers. No contractual relationship will be created amongst the individual Service Providers by virtue of this Agreement. All contract provisions will apply to each individual Service Provider and the Company as if each Service Provider has their own service agreement with the Company; and

WHEREAS, Service Provider and Company contemplate that such an arrangement will achieve operating economies and improve administrative support services to the benefit of the Company; and

WHEREAS, Service Provider and Company wish to assure that (i) all charges incurred hereunder for administrative support services are reasonable and in accordance with the requirements of New York Insurance Department Regulation No. 33; and (ii) to the extent practicable, such charges reflect actual costs and are arrived at in a fair and equitable manner; and (iii) charges reflecting estimated costs, whenever used, are adjusted periodically, to bring them into alignment with costs actually incurred;

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, and intending to be legally bound thereby, each Service Provider and Company agree as follows:

Services. Subject to the terms and conditions of this Agreement, Service Provider agrees, to the extent requested by Company, to provide such services as described in Exhibits B-1 through B-16 (attached hereto and incorporated herein by this reference), and as specified to be provided by Service Provider in Exhibit C Administrative Services Provided by Affiliate Companies for RLNY for Company as Company determines to be reasonably necessary in the conduct of its insurance operations. Service Provider may also negotiate with third-parties for such Services to be provided pursuant to agreements for the benefit of Company and affiliates.

Performance Standards. Service Provider agrees that in performing or providing functions or services hereunder, it shall use that degree of ordinary care and reasonable diligence that an experienced and qualified provider of similar services would use acting in like circumstances and experience in such matters and in accordance with standards, practices and procedures established by Service Provider for its own business. Service Provider shall perform services according to servicing standards of the Company or such other standards as may be mutually agreed upon by the Company and Service Provider. Service Provider shall comply with all laws, regulations, rules, and orders applicable to (i) Company with respect to the services provided hereunder; or (ii) Service Provider.

Exhibit 10.5
Service Provider agrees to maintain sufficient facilities and trained personnel of the kind necessary to perform the services under this Agreement.

Underwriting. With respect to any underwriting functions and services that are performed for or provided to Company by Service Provider pursuant to this Agreement, it is understood that (i) Service Provider shall perform such services in accordance with underwriting guidelines and procedures established by Company from time to time and communicated in writing to Service Provider by the Company; and (ii) Company shall retain all final underwriting authority.

Collection and Handling of Premiums and Other Funds. With regard to the collection of premiums, deposits and other remittances from policyholders (including payment of principal or interest on contract loans) and from any collection facility, including intermediaries and other persons or institutions that receive remittances with respect to Company's business, Company shall (i) perform these services on its own behalf; (ii) shall establish a lock-box bank arrangement in its name for the deposit of amounts collected and Service Provider employees shall direct the disbursement of funds from the lock-box bank arrangement; or (iii) in the event a lock-box bank arrangement is not used, Service Provider shall act in a fiduciary capacity with respect to such payments, hold such payments for the benefit of Company, and after the required processing of such payments, will immediately deposit such payments in one or more bank accounts established in the name of Company and subject to the control of officers of Company.

Claims Processing. It is understood that (i) Service Provider shall provide such services in accordance with the final decisions based upon guidelines and procedures established and approved by Company's Board of Directors or committees thereof from time to time and communicated in writing to Service Provider by Company; and (ii) Company shall retain final approval authority for all claim payments. Payment of claims shall be made using Company's checks. In performing claims services for Company pursuant to this Agreement, Service Provider shall obtain and maintain all necessary licenses and permits required in order to comply with applicable laws and regulations, including an Independent Adjuster's License.

Personal Contact or Communication with Company Policyholders. In providing services with respect to this Agreement, Service Provider agrees that any and all personal contact or communication, both oral and written, with Company policyholders, insureds, beneficiaries, and applicants will be done in the name of and on behalf of Company. (As used herein, the term "policyholders" shall include annuity contract holders and the term "policies" shall include annuity contracts.) No mention of Service Provider will be made in any such personal contact or communication with Company policyholders, insureds, beneficiaries, or applicants. Service Provider agrees to use Company letterhead for all such written communications. Service Provider further agrees that if any of its employees who have direct contact with Company policyholders, insureds, beneficiaries, or applicants perform such service from a location outside the State of New York, Service Provider will establish and maintain a toll- free telephone number for use by Company policyholders, insureds, beneficiaries, and applicants.

Capacity of Personnel and Status of Facilities. Whenever Service Provider utilizes its employees to perform services for Company pursuant to this Agreement, such personnel shall at all times remain employees of Service Provider, subject solely to its direction and control, and Service Provider shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations. No facility of Service Provider used in performing Services for or subject to use by Company shall be deemed to be transferred, assigned, conveyed or leased by such performance or use pursuant to this Agreement.

Exercise of Judgement in Rendering Services. In providing any services hereunder that require the exercise of judgment by Service Provider, Service Provider shall perform any such Service in accordance with the standards set forth herein and any additional guidelines Company develops and communicates to Service Provider. In performing any Services hereunder, Service Provider shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of Company.

Control. The performance of Services by Service Provider for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Service Provider or Company by their respective Boards of Directors. Service Provider shall act hereunder so as to assure the separate operating identity of Company. The performance of Service Provider under this Agreement with respect to the business and operations of Company shall at all times be subject to the direction and control of the Board of Directors of Company.

Exhibit 10.5
Promotional, Sales and Advertising Materials. Company shall be responsible for all promotional, sales and advertising materials. Pursuant to New York Insurance Department Regulation 34 -A, Company is responsible for issuing the final approval of all of its promotional, sales and advertising materials prior to its use. Service Provider shall use only such documents as have been approved by Company. Company shall maintain all promotional, sales and advertising materials at its home office and in accordance with the New York Insurance Department Regulation 34-A.

Charges. It is the intention of the Parties that the charges for the administrative support services rendered under the Agreement be determined in accordance with fair and reasonable standards and that none of the Parties realize a profit or incur a loss as a result of the services rendered pursuant to the Agreement. Company agrees to reimburse Service Provider at cost for services and facilities provided by Service Provider pursuant to this Agreement. The charge to Company for such services and facilities shall include all direct and indirect allocable expenses. The methods for allocating expense s to Company shall be determined in accordance with the requirements prescribed in Department Regulation No. 33. Such methods shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by Service Provider on behalf of Company.

Payments. Service Provider shall submit to Company within fifteen (15) days of the end of each calendar month a written statement of the amount estimated to be owed by Company for services and the use of facilities pursuant to this Agreement in that calendar month, and Company shall pay to Service Provider within fifteen (15) days following receipt of such written statement the amount set forth in the statement. Within sixty (60) days after the end of each calendar year, Service Provider shall submit to Company a statement of actual apportioned expenses for such prior calendar year showing the basis for the apportionment of each item. Company may request a written statement from Service Provider setting forth, in reasonable detail, the nature of the services rendered or expense incurred and other relevant information to support the charge. Any difference between the amount of the estimated apportioned expenses paid by Company and the amount of the actual apportioned expenses shall be paid to either the Service Provider or Company, as the case may be, within fifteen (15) days of the statement of actual apportioned expenses.

Maintenance of Books. Service Provider and Company each shall maintain its own books, accounts and records in accordance with applicable law and regulation, including New York Insurance Department Regulation No. 152 (11 NYCRR 243) (“Regulation No.152”) and in such a way as to disclose clearly and accurately the nature and detail of the transactions between them, including such accounting information as is necessary to support the reasonableness of charges under this Agreement, and such additional information as Company may reasonably request for purposes of its internal bookkeeping and accounting operations. Service Provider shall keep such books, records and accounts insofar as they pertain to the computation of charges hereunder available for audit, inspection and copying by Company and persons authorized by it or any governmental agency having jurisdiction over the Company during all reasonable business hours.

Ownership and Custody of Records. All records, books, and files established and maintained by Service Provider by reason of its performance of services under this Agreement, which absent this Agreement would have been held by the Company, shall be deemed the property of the Company and shall be maintained in accordance with applicable law and regulation, including but not limited to, Regulation No. 152. Such records should be available, during normal business hours or otherwise on reasonable advance notice, for inspection by Company, anyone authorized by Company, and any governmental agency that has regulatory authority over Company’s business activities. Copies of such records, books and files, at Company’s expense, shall be delivered to Company on demand. All such records, books and files shall be promptly transferred to Company by Service Provider upon termination of this Agreement, or to the new Service Provider in the event a service is provided by a different Service Provider. Service Provider shall maintain appropriate disaster recovery processes and procedures, including provision of access to back up records and to a disaster recovery site for records. Service Provider agrees to cooperate with respect to such requests.

Accounting Services. All records shall be maintained in accordance with New York Insurance Department Regulation No. 152 (11 NYCRR 243). In addition to the foregoing, a computer terminal, which is linked to the electronic system that generates the electronic records that constitute Company’s books of account, shall be kept and maintained at Company principal office in New York. During all normal business hours, there shall be ready availability and easy access through such terminal (either directly by New York State Department of Financial

Exhibit 10.5
Services personnel or indirectly with the aid of Company employees) to the electronic media used to maintain the records comprising Company’s books of account. The electronic records shall be in a readable form.

Service Provider shall maintain format integrity and compatibility of the electronic records that constitute Company’s books of account. If the electronic system that created such re cords is to be replaced by a system with which the records would be incompatible, Service Provider shall convert such pre-existing records to a format that is compatible with the new system.

Service Provider shall maintain acceptable backup (hard copy or another durable medium, as defined in Regulation No. 152, as long as the means to access the durable medium is also maintained at Company principal office) of the records constituting Company’s books of account. Such backup shall be forwarded to Company on a monthly basis and shall be maintained by Company at its principal office in New York. If the electronic system being used to maintain the records which comprise Company's accounting records is to be replaced by a system incompatible with the existing system, Service Provider shall ensure that all pre-existing records are accessible with the new system.

Audit. Company and persons authorized by it or any governmental agency having jurisdiction over Company shall have the right, at Company's expense, to conduct an audit of the relevant books, records and accounts of Service Provider upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, Service Provider shall give to the Party requesting the audit reasonable cooperation and access to all books, records and accounts necessary to audit during normal business hours.

Right to Contract with Third-Parties. Nothing herein shall be deemed to grant Service Provider an exclusive right to provide services to Company to the extent not requested by Company pursuant to this Agreement, and Company retains the right to contract with any third-party, affiliated or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by Company pursuant to this Agreement.

Service Provider, with Company's consent, shall have the right to subcontract with any third-party, affiliate or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by Company pursuant to this Agreement. Service Provider, with Company’s consent, shall have the right to subcontract with any third-party for the performance of Services requested by Service Provider provided that Service Provider shall remain responsible for the performance of services by any such subcontractors: in accordance with the terms of this agreement; and provided further that the charges for any such services subcontracted to an affiliate shall be determined as described in the Charges provision and Payments provision above. With respect to significant services that are subcontracted, this agreement shall be amended and filed with the New York State Department of Financial Services for appointing/changing a subcontractor or changing subcontractor services.

Performance Standards. Service Provider agrees that in performing or providing functions or services hereunder, it shall use that degree of ordinary care and reasonable diligence that an experienced and qualified provider of similar services would use acting in like circumstances and experience in such matters and in accordance with the standards, practices and procedures established by Service Provider for its own business. Service Provider shall perform services according to servicing standards of the Company or such other standards as may be mutually agreed upon by the Company and Service Provider. Service Provider shall comply with all laws, regulations, rules and orders applicable to (i) the Company with respect to the services provided hereunder; or (ii) to Service Provider. Service Provider agrees to maintain sufficient facilities and trained personnel of the kind necessary to perform the services under this Agreement.

Oversight. Company will maintain oversight for the administrative support services provided by Service Provider hereunder and Company will monitor the services on an ongoing basis for quality assurance. Service Provider shall notify Company immediately in the event of any breach in data or information security or any developments that may have a material impact on its ability to carry out the administrative support services specified herein.

Insurance Coverage. Service Provider will, at its own cost and expense, obtain and maintain in full force and effect, with financially sound and reputable insurers, liability insurance to cover Service Provider’s obligations under this Agreement. Service Provider agrees to provide Company with a certificate of insurance evidencing its insurance coverage and amounts upon request.

Exhibit 10.5
Termination. Unless sooner terminated, this Agreement shall continue in effect for one year from the Effective date and thereafter for successive twelve (12) month periods until either Company or Service Provider provides at least ninety (90) days or more prior written notice of intent to terminate this Agreement, provided that electronic data processing services shall not be terminated by any Party until one hundred and eighty (180) days or more advance written notice of termination. Subject to the terms (including any limitations and restrictions) of any applicable software licensing agreement then in effect between Service Provider and any licensor, Service Provider shall, upon termination of this Agreement, grant to Company a perpetual license, without payment of any fee, in any electronic data processing software developed or used by Service Provider in connection with the services provided to Company hereunder, if such software is not commercially available and is necessary, in Company’s reasonable judgment, for Company to perform subsequent to termination the functions provided by Service Provider hereunder. Company and Service Provider may mutually agree in writing to an earlier termination. Upon termination, Service Provider shall promptly deliver to Company all books and records that are, or are deemed by this Agreement, the property of Company.

Settlement of Termination. No later than sixty (60) days after the effective date of termination of this Agreement, Service Provider shall deliver to Company detailed written statements for all charges incurred and not included in any previous statements to the effective date of termination. The amounts owed or to be refunded hereunder shall be due and payable within fifteen (15) days of receipt of such statements, unless Company sends written notice that such amounts are disputed.

Arbitration.
a.Any dispute or difference with respect to the operation or interpretation of this Agreement on which an amicable understanding cannot be reached shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof.
b.The arbitration shall be held in New York,or such other place as may be mutually agreed between Company and Service Provider, and the arbitration panel shall consist of three arbitrators who must be active or retired executive officers of life insurance companies other than the Parties to this Agreement, their affiliates or subsidiaries. Service Provider shall appoint one arbitrator and Company the second. Such arbitrators shall then select the third arbitrator before arbitrators be unable to agree upon the choice of a third, such appointment shall be left to the American Arbitration Association.
c.Decisions of the arbitrators shall be by majority vote. The award rendered by the arbitrators shall be final and binding upon the Parties, and judgment upon the Party shall bear its own of the arbitration, except that the fees of the arbitrators shall be borne equally by the Parties.

Notice. All notices, statements, requests, and communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when addressed to the applicable address set forth in Exhibit A attached hereto and (a) delivered by hand to an officer of the other party, (b) deposited with the U.S. Postal Service as first-class, certified or registered mail, or postage prepaid, (c) deposited with an overnight courier service, or (d) upon confirmation of transmission if sent by tele copier or email. Any notice of a change of address shall be given in the same manner.

Waiver. The failure of Service Provider or Company to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall neither constitute a waiver of any rights provided under this Agreement, nore stop the Parties from thereafter demanding full and complete compliance, nor prevent the Parties from exercising such a right or remedy in the future.

Conflict with Law. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof. If any provision of this Agreement should be invalidated or superseded by specific law or regulation, such law or regulation shall control to the extent of such conflict without affecting the remaining provisions of this Agreement.

No Third-Party Beneficiaries. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any person, other than the Parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Relationship of the Parties. This Agreement creates no contractual relationship between the Service Providers party hereto, and the provisions of this Agreement shall apply solely to each Service Provider and Company as if each Service Provider had entered into a separate agreement with Company conforming to this Agreement. Nothing contained in this Agreement shall be construed to create the relationship of joint venture or partnership between

Exhibit 10.5
Service Provider and Company. Service Provider is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgment and discretion with regard to the conduct of business.

Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, permitted assigns and legal representatives. None of the Parties may assign any of its rights, duties or obligations under the Agreement without the permission of the Parties involved and without the approval of the New York State Department of Financial Services, if and to the extent required by law.

Entire Agreement. This Agreement constitutes the entire Agreement between the Parties; and no other agreements, statements or promise not contained in this Agreement shall be valid or binding.

Amendment. This Agreement may be amended only by mutual consent in writing signed by the Parties and with prior approval of the New York State Department of Financial Services .

Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Governing Law . This Agreement is entered into pursuant to and shall be governed by, interpreted under, and the rights of the parties determined in accordance with the laws of the State of New York.

Receivership of Company. Service Provider has no automatic right to terminate the Agreement if Company is placed in receivership pursuant to Chapter 28, Article 74 of the Consolidated Laws of New York. If Company is placed in receivership or seized by the New York insurance commissioner under applicable New York insurance insolvency laws, (a) all of the rights of Company under this Agreement will extend to the receiver or commissioner, as applicable, and (b) all books and records relating to the services rendered under the Agreement will be made available to the receiver or the commissioner immediately upon request thereby. Service Provider will continue to maintain any systems, programs or other infrastructure notwithstanding a seizure by the commissioner and will make them avail able to the receiver for as long as Company continues to receive timely payment for services rendered.

Indemnification. Service Provider agrees to indemnify, defend and hold harmless the Company, its officers and employees, from and against all loss, cost, liability and expense, including reasonable counsel fees, which may be occasioned by the breach by the Service Provider of any of the provisions of this Agreement or by any acts of misconduct, bad faith or negligence on the part of the Service Provider.

Company agrees to indemnify, defend and hold harmless the Service Provider, its officers and employees, from and against all loss, cost, liability and expense, including reasonable counsel fees, which may be occasioned by the breach by the Company of any of the provisions of this Agreement or by any acts of misconduct, bad faith or negligence on the part of the Company.

Privacy Rights. The Parties each hereby acknowledge and agree to comply with all confidentiality and security obligations imposed on them, in connection with the collection, use, disclosure, maintenance and transmission of personal, private, health or financial information about individual policyholders or benefit recipients, including without limitation, those laws currently in place and those that may become effective during the term hereof, including without limitation, the following: Gramm-Leach-Bliley Act, the Health Insurance Portability and Accountability Act of 1996, HCFA Internet Security Policy and any other applicable Federal laws and regulations or applicable laws and regulations as enacted in various states and any existing and future rules and regulations promulgated thereunder. The Parties each agree to comply therewith and to fully cooperate with each other and their contractors to the extent reasonably necessary to allow the other (and such contractors) to comply therewith. Service Provider shall immediately report to Company any use or disclosure of any information in violation of this Agreement of which Service Provider becomes aware.

Confidentiality.
a.Service Provider and Company agree that all non-public information pertaining to the business of either of the Parties, and to policyholders or claimants under any insurance policy, shall be confidential and, unless specifically designated otherwise, be held in strict confidence and not disclosed to any
i.Non-affiliated third-party unless written authorization to make such disclosure has been given by the appropriate Party, or unless required by law, rule, regulation, or a lawful order of a governmental or judicial entity;
ii.Contractor, unless all of the following are satisfied:

Exhibit 10.5
1.Such use or disclosure is permitted herein in connection with the Services.
2.Such use or disclosure is necessary in connection therewith.
3.Such use or disclosure complies with the privacy rights enumerated in the Privacy Rights provision herein.
4.Such use or disclosure is only to those contractors who agreed to comply with the terms herewith in a written confidentiality agreement.
The Parties further agree that any such confidential information acquired during the course of this Agreement shall continue to be treated as confidential information for a period of five (5) years from the termination of this Agreement.

b.The Parties agree that the requirement of confidentiality under this Agreement also applies to their employees and agents. Each Party shall use reasonable efforts to assure that its employees and agents adhere to the confidentiality requirements set forth herein. It is agreed by the Parties, however, that use and disclosure of confidential information by employees and agents is authorized to the extent necessary to carry out the terms and purposes of this Agreement.

Safeguarding Customer Information. Service Provider shall implement and maintain appropriate measures designed to meet the objectives of Department Regulation No. 173, with respect to safeguarding Company’s customer information and customer information systems. Service Provider shall adjust its information security program at the request of Company for any relevant changes dictated by Company’s assessment of risk around its customer information and customer information systems. Confirming evidence that Service Provider has satisfied its obligations under this Agreement shall be made available, during normal business hours, for inspection by Company, anyone authorized by Company, and any governmental agency that has regulatory authority over Company’s business activities.

Contact Person. Company and Service Provider each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person (s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person (s) shall be those set forth in Exhibit
A. Each Party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

Effective Date. The Effective date may not be earlier than the first day of the month in which the Agreement received non-disapproval.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amended and Restated Administrative Services Agreement as of the effective date above.

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By: /s/Niccole A.Peck
Name: Niccole A. Peck
Title: Vice President and Assistant Treasurer

RELIASTAR LIFE INSURANCE COMPANY

By: /s/Melissa A.O’Donnell
Name: Melissa A. O’Donnell
Title: Secretary

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

Exhibit 10.5

By: /s/Melissa A.O’Donnell
Name: Melissa A. O’Donnell
Title: Secretary

VOYA SERVICES COMPANY

By: /s/Melissa A.O’Donnell
Name: Melissa A. O’Donnell
Title: Secretary

VOYA FINANCIAL PARTNERS, LLC

By: /s/Melissa A.O’Donnell
Name: Melissa A. O’Donnell

Title: Secretary

LIST OF EXHIBITS

A    Service Providers

B-1        Underwriting and New Business Processing Services
B-2    Producer Licensing and Contracting Services
B-3     Policy owner/Contract-Owner and Claims, or Other Business Processing Services and Operational
Support Services

B-4    Business Unit Actuarial and Financial Management Services
B-5      Information Services
B-6 Cybersecurity Services

B-7 Legal, Risk Management and Compliance Services

B-8      Human Resource Services

B-9 Marketing and Sales Promotion Services
B-10      Tax Services
B-11 Reinsurance Management and Administration Services
B-12 Management Services
B-13 Printing, Record Storage, File, Mail, Supply and Supply Services
B-14 Corporate Accounting, Finance and Treasury Services
B-15 Financial Management Services for Retail and Other Customer Service Products

Exhibit 10.5
B-16 Pricing, Trading, Performance Reporting and Accounting Services for Variable Products
C Services Chart

Exhibit A

Each affiliate company to which this Agreement is applicable, individually not jointly or severally (each the “Service Provider”):

Company	Principal Offic	Principal Mailing Addre

ReliaStar Life Insurance Company of New Yo	ReliaStar Life Insurance Company of New 1000 Woodbury Road, Suite Woodbury, NY 1179	Principal Legal Couns ReliaStar Life Insurance Company of New Y 1000 Woodbury Road, Suite Woodbury, NY 1179
Service Provide

Voya Retirement Insurance and Annuity Compa	Voya Retirement Insurance and Annuity Comp One Orange Way Windsor, CT 060	Principal Legal Couns Voya Retirement Insurance and Annuity Comp One Orange Way Windsor, CT 060
ReliaStar Life Insurance Compa	ReliaStar Life Insurance Company 20 Washington Ave. S Minneapolis, MN 55	Principal Legal Couns ReliaStar Life Insurance Company 20 Washington Ave. S Minneapolis, MN 55
Voya Services Compan	Voya Services Company 5780 Powers Ferry Road, N.W. Atlanta, GA	Principal Legal Counsel Voya Services Compa 5780 Powers Ferry Road, N.W. Atlanta, GA
Voya Financial Partners, L	Voya Financial Partners, LLC One Orange Windsor, CT 060	Principal Legal Counsel Voya Financial Partners, LLC One Orange Windsor, CT 060

Exhibit B-1
Underwriting and New Business Processing Services

Services related to underwriting for insurance products and new business processes for insurance and non-insurance products, including:

1.Underwriting and risk consulting services.
2.Analysis of underwriting standards.
3.Assistance and advice in the development of appropriate underwriting standards in accordance with all laws and regulations of Company’s state.
4.Perform underwriting in accordance with Company guidelines.
5.Provide medical and/or technical support and advice to underwriting.

Exhibit 10.5
6.Approve for issue all applications which meet underwriting criteria.
7.Process all approved applications and issue and deliver policies to policyholders.
8.Financial and other reporting in connection with underwriting and new business processing.

Exhibit B-2
Producer Licensing and Contracting Services

Services related to producer licensing and contracting including:

1.Assist with pre-appointment investigations of producers.
2.Administer producer licenses, and contracts and maintain a computer database for license and contract status.

Exhibit B-3
Policy owner /Contract owner and Claims, or Other Business Processing Services and Operational Support Services

Operational services related to policy owner, contract-owner, or account owner and claims or other business processing including:

1.Billing, collection, administration and accounting for premiums, contract payments and withdrawals, and maintenance of customer and beneficiary accounts.
2.Customer service including response to customer inquiries by telephone or letter, administration of changes to customer and beneficiary accounts.
3.Administration of policy changes.
4.Administration and customer support for claims, annuitization, rollovers, contract payouts, distribution of benefits and conservation.
5.Processing claims and/or rendering, medical or technical support and advice relating to the processing, settlement and payment of claims.
6.Surrender, lapse and maturity processing.
7.Financial and other reporting in connections with premiums, policy owner and processing services.

Exhibit B-4
Business Unit Actuarial and Financial Management Services

Services related to actuarial and financial management including:

1.Actuarial consulting services, including clerical, technical and product actuarial support and product development support.
2.Prepare actuarial reports, opinions and memoranda and assistance with asset/liability management and cash flow testing.
3.Conduct product experience studies.
4.Prepare reserve calculations and valuations.
5.Develop new products.
6.Evaluate product performance versus projections.
7.Consultation and technical assistance in all matters relating to corporate financial, cash management, financial analysis and financial systems and programming.
8.Internal and external management reporting services, including coordination of annual planning process, preparation and consolidation of monthly operation results, management and policyholder information reports (e.g., annual reports), maintenance of reporting systems and provision of cost account reports and services.
9.Premium accounting.
10.Assisting in development of budgets, business plans and financial models.
11.Determine and make entries, and prepare books of account including general ledgers, transaction ledgers and trial balances which will be reviewed for accuracy by officers of Company.
12.Prepare financial statements and reports, including annual, quarterly and monthly GAAP and statutory financial statements.
13.Enter data regarding customer records information related to premium or annuity considerations sent to lockboxes. Company will verify that all such information is accurate and properly reflected.

Exhibit 10.5
14.Arrange bank account in name and control of Company, and processing receipts and disbursements subject to direction and control of Company subject to Collection and Handling of Premiums and Other Funds provision of the Agreement.
15.Commission accounting, including calculation of commissions and generation and delivery of checks.

Exhibit B-5
Information Services

Services related to information management including:

1.Professional, technical, supervisory, programming and clerical support for information services.
2.Information and computer services may be in the nature of applications and programming support, enhancing existing systems, helping to install new systems.
3.Develop data processing systems strategy.
4.Implement systems strategy.
5.Program computers.
6.Provide data center services, including maintenance and support of mainframe and distribution process hardware and software.
7.Standard systems for product administration, accounts payable, accounting and financial reporting, human resource management and inventory control.
8.Manage data and voice communications systems.
9.Manage local area networks and other desktop software and systems.
10.Provide data security and maintain effective disaster recovery program.
11.Purchase hardware, software and supplies.
12.Provide information security risk management services.
13.Manage all aspects of production support related to technology applications and services.
14.Provide program/project management services.
15.Develop and maintain operational reporting statistics for technology related services.

Subject to the terms (including any limitations and restrictions) of any applicable software or hardware licensing agreement then in effect between Service Provider and any licensor, Service Provider shall, upon termination of this Agreement, grant to Company a perpetual license, without payment of any fee, in any electronic data processing software developed or used by the Service Provider in connection with the services provided to the Company hereunder if such software is not commercially available and is necessary, in the Company's reasonable judgment, for the Company to perform subsequent to termination the functions provided by the Service Provider hereunder.

Exhibit B-6
Cybersecurity Services

Services related to cybersecurity preparedness and information security, including:

1.Cybersecurity Policies and Procedures, including the following:
a.Information security
b.Data governance and classification
c.Asset inventory and device management
d.Access controls and identity management
e.Systems operations and availability concerns
f.Systems and network security
g.Systems and network monitoring
h.Systems and application development and quality assurance
i.Physical security and environmental controls
j.Customer data privacy
k.Vendor and third-party service provider management
l.Risk assessment
m.Incident response
2.Chief Information Security Officer, responsible for oversight and implementation of cybersecurity program
3.Information Asset Management
4.Information Classification, Data Privacy and Confidentiality

Exhibit 10.5
5.Configuration Management
6.Operating Procedures and Responsibilities
7.Security Awareness and Training
8.Cybersecurity Education and Threat Intelligence
9.User Access Controls and Access Control Management
10.User Access Management/ Information Access Restriction
11.Employee Workstation and Mobile Device System Security
12.Remote Network Access Controls
13.Generic Application and Database Security
14.Security Event Monitoring
15.Threat and Vulnerability Management
16.Security Architecture and Technical State Compliance
17.Incident Response
18.Risk Assessments
19.Cybersecurity Controls, including the following:
a.Penetration Testing and Vulnerability Assessments
b.Audit Trail
c.Multi-factor Authentication
d.Encryption of Nonpublic Information
e.Data Retention
f.Remote Access
g.Wireless Networks
h.Mobile Devices
i.Application Security
j.Network Security
k.Malware Protection
i.Training and Monitoring
20.Third-Party Service Provider Security Due Diligence
21.Cybersecurity Insurance
22.Cybersecurity Planning and Roadmap

Exhibit B-7
Legal, Risk Management and Compliance Services

Services related to legal, risk management and compliance including:

1.Provide counsel, advice and assistance in any matter of law, corporate governance and governmental relations, including advisory and consulting services, in connection with the maintenance of corporate existence, licenses, dealings with regulatory agencies, development of products, contracts and legal documents, product approvals, registration and filing of insurance products and securities, handling of claims and matters involving legal controversy, assist with dispute resolution, select, retain and manage outside counsel and provide other legal services as reasonably required or requested.
2.Provide assistance in any matter relating to risk management, including procurement of fidelity bond insurance, blanket bonds, general liability insurance, property damage insurance, directors' and officers' liability insurance, workers compensation, and any other insurance purchased by Company.
3.Assist in the development and maintenance of a corporate compliance program and a state insurance fraud reporting program. Assist in maintaining appropriate records and systems in connection with Company's compliance obligations under applicable state law.
4.Provide assistance with internal audit including review of operational procedures, performance of compliance tests, and assistance to independent auditors.
5.Develop and maintain necessary enterprise risk management framework and reporting, including operational risk management, investment management, financial and actuarial risk management, information security risk management and crisis management.
6.Manage incident response, remediation, and reporting processes.
7.Anti-Money Laundering: perform all services necessary for RLNY to comply with anti-money laundering, counter-terrorist financing, and counter-proliferation financing rules (collectively, “AML rules”), including customer identification, suspicious activity monitoring and reporting, and sanctions screening. This includes compliance with US AML rules such as sanctions issued by the Office of Foreign Assets Control,

Exhibit 10.5
the USA Patriot Act, and Bank Secrecy Act, as well as non-US AML rules of foreign jurisdictions, where applicable.

Exhibit B-8
Human Resource Services

Services related to human resource management including:

1.Personnel recruiting and support services.
2.Design and implementation of human resources training.
3.Compensation studies and benefits consulting.
4.Support employee communications.
5.Payroll services.
6.Benefits compensation and design and administration.
7.Employee relations.

Exhibit B-9
Marketing and Sales Promotion Services

Services related to marketing and sales promotion including:

1.Prepare sales promotional items, advertising materials and artwork, design, text and articles relevant to such work, including clerical, technical and supervisory support and related communications.
2.Manage all aspects of advertising including print, digital, and mass media advertising.
3.Support general communications with producers.
4.Conduct formal insurance market research.
5.Develop sales illustrations, advertising materials, and software for products, in compliance with state or federal laws.
6.Design and implement training programs, including product and industry developments and legal compliance.
7.Distribute to employees and/or agents underwriting guidelines for the products, where applicable.
8.Analyze and develop compensation and benefit plans for general agents and agents.
9.Plan and support of producer conferences.

Exhibit B-10
Tax Services

Services related to tax including:

1.Maintenance of tax compliance, including tax return preparation and review of financial statement tax provisions.
2.Management of tax and audit appeals, including processing information requests, protest preparation, and participation in any appeals conference.
3.Direction of tax research and planning, including research of compliance issues for consistency, development of tax strategies and working with new legislative proposals.
4.Administration of tax liens, levies and garnishment of wages of Company employees and agents.

Exhibit B-11
Reinsurance Management and Administration Services

Services related to reinsurance management and administration including:

1.Advise with respect to reinsurance retention limits.
2.Advise and support with respect to negotiation of retention treaties.
3.Advise and support with respect to the management of reinsurer relationships.
4.Provide operational support and reporting for reinsurance relationships.

Exhibit 10.5
Exhibit B-12
Management Services

Services related to general management including:

1.Consultative and advisory services to Company's senior executive officers and staff with respect to conduct of Company's business operations and execution of directives and resolutions of Company's Board of Directors pertaining to business operations and functions, including provision of personnel to serve as officers and directors of Company.
2.Consultation and participation in Company's strategic planning process; the development of business goals, objectives and policies; the development of operational, administrative and quality programs; preparation of financial and other reports; and the coordination of such processes, goals, objectives, policies and programs with those of the holding company.
3.Advice and assistance with respect to maintenance of Company's capital and surplus, development and implementation of financing strategies and plans and production of financial reports and records.
4.Representation of Company's interests at government affairs and industry meetings; participation in deliberation and affairs of trade associations and promotion of Company's products and relationships with the public.
5.Consultative, advisory and administrative services to Company's senior executive officers and staff in respect to development, implementation and administration of human resource programs and policies, delivery of communications and information to employees regarding enterprise plans, objectives and results; maintenance of employee relations, and morale and developmental opportunities.
6.Direction and performance of internal audits and arrangement for independent evaluation of business processes and internal control.
7.Consultation, development, and support of programs designed to enhance operational excellence and drive process improvements, including program management services.
8.Provide advice and support for internal and external communications.

Exhibit B-13
Printing, Record, File, Mail and Supply Services

Services related to printing, records, files, mail, electronic delivery and supplies and including:

1.Printing, record, file, mail and supply services including, maintaining policy or other customer files; prospectus and other regulatory documents, and marketing material; document control; production and distribution of standard forms, stationary, business cards and other material; arrangement of warehouse storage space; supply fulfillment; mail processing, delivery and shipping; participation in purchasing agreements; retrieval and production of documents for regulatory examinations and litigation; and development and administration of record retention programs.
2.Supply services including purchasing services, including negotiation of supply and services purchasing agreements and distribution of supplies.

Exhibit B-14
Corporate Accounting, Finance and Treasury Services

Services related to corporate accounting, finance and treasury including:

1.Accounts Payable: Making vendor payments, monitoring recurring payments, processing stop payments, preparation and filing sales and use tax reports and returns, responding to questions from vendors, processing travel and expense reports, maintaining check stock and providing copies of check images to the Companies.
2.Fixed Assets: Accounting for real estate transactions, maintaining the fixed asset records and processing payments for property taxes.
3.General Ledger: Processing journal entries, processing expense allocations, establishing and maintaining accounts and cost centers, processing intercompany transactions and processing the monthly closing.
4.Financial Reporting: Generating applicable monthly, quarterly and annual financial statements on statutory, US GAAP, and tax bases; monitoring changes to statutory, US GAAP and tax accounting standards; corresponding and coordinating reporting to regulatory agencies; coordinating the external audit with the external auditors; coordinating external examinations with state insurance departments; preparing and filing

Exhibit 10.5
RBC calculations, preparing and filing escheat reports, preparing and filing benefit plan reports, and preparing other required regulatory filings.
5.Treasury/Cash Management: Maintaining banking relationships, performing cash management procedures and short-term investment of cash balances, and processing of wire transfers.
6.Other: Preparing budget and planning reports for finance shared services, monitoring suspense account reports and other matters as requested by each Company, and management of external auditor relations.
7.Consultation and technical assistance in matters related to corporate financing, cash management, financial analysis, capital and surplus, specialized financial systems and programming, and development of budgets, business plans and financial models.
8.Investment accounting services, including interface with Company investment manager for documentation of investment transactions, recording financial activity and compliance reporting.
9.Internal and external management reporting services, including coordination of annual planning process, preparation and consolidation of monthly operation results, management and policyholder information reports (e.g., annual reports), maintenance of reporting systems and provision of cost account reports and services.

Exhibit B-15
Financial Management Services for Retail and Other Customer Products

Services related to accounting and finance for retail life and annuity products and other customer products, including:

1.Consultation, technical assistance and oversight in all matters related to financial management and analysis for all retail life and annuity products and other customer products.
2.Coordination of product expense pricing reporting and analysis.
3.Maintenance of financial controls with respect to the balancing and reconciliation of administrative systems and general ledger suspense accounts.
4.Treasury operations, including bank reconciliation and disbursement processing.
5.Accounting and reporting for general and separate account products and other customer products,including preparation of general ledgers, transaction ledgers and trial balances.
6.Management reporting services, including coordination of the annual planning process and consolidation of monthly and quarterly results.
7.Consultation and assistance in coordinating the internal and external audit process.
8.Provide support as necessary for the preparation of financial statements and reports, including monthly,quarterly and annual financial statements on both a statutory and GAAP basis.
9.Maintenance of cost accounting reports and services in support of monthly management reporting,quarterly and annual external reporting, and budgeting.
10.Provide resources and methodologies associated with internal control evaluation and awareness related to financial reporting including Sarbanes-Oxley and the National Association of Insurance Commissioners Model Audit Rule.

Exhibit B-16
Pricing, Trading, Performance Reporting and Accounting Services for Variable Products

Services related to support of day-to-day pricing, trading, performance reporting and accounting operations for variable products:

1.Pricing. Collect pricing information (net asset value and ordinary income and capital gain distributions) from Investment Companies, and where applicable, calculate the variable account unit value. Provide pricing information to the applicable administrative systems/business units and external business partners; pricing calculations for insurance products shall be reported as required by the prospectus for each product.
2.Trading. Collect net trade data from administrative systems, consolidate to a legal entity level per investment option, and submit to Investment Companies; on a daily basis reconcile the shares/ trade per to Investment Company; provide wire data for the settlement of trades placed.
3.Accounting. Post to ledger the entries supporting the trades and wires processed; entries will include any applicable Variable Annuity Account contract charges; daily reconcile entries posted to ledger/ market value to Variable Annuity Account liability/reserve; provide Variable Annuity Account data for the Financials and Insurance Company Schedule D.

Exhibit 10.5
4.Investment Company Revenue. Calculate asset-based revenue/ sub-accounting fees monthly and post accruals to the ledger; collect revenue from investment companies in a timely manner; reconcile amounts received to the estimated calculated, and book actual payments to ledger.
5.Performance Reporting. Calculate product and investment option level returns in accordance with SEC and NASD guidelines; websites, marketing and field.

EXHIBIT C

Administrative Services Provided by Affiliate Companies for RLNY

Administrative Service	Product Group	Distribution Division	VRIAC	RLIC	VSC	VFP

Exhibit B-1 Underwriting and New Business Processing Service
	Fixed and Variable Life, Fixed and Variable An	Retail		X		X
	Group Life and Health, Pay Deduction	Workplace		X
	401K	Workplace		X		X

Exhibit B-2 Licensing and Contracting Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail		X	X
	Group Life and Health, Pay Deduction	Workplace		X	X
	401K	Workplace		X		X

Exhibit B-3 Policyowner and Claims Processing Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail		X		X
	Group Life and Health, Pay Deduction	Workplace		X
	401K	Workplace		X		X

Exhibit B-4 Actuarial and Financial Management Service
	Fixed and Variable Life, Fixed and Variable An	Retail		X	X

Exhibit 10.5

Group Life and Health, Pay Deduction	Workplace	X	X
401K	Workplace	X		X

Administrative Service	Product Group	Distribution Division	VRIAC	RLIC	VSC	VFP

Exhibit B-5 Information Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail		X	X
	Group Life and Health, Pay Deduction	Workplace		X	X
	401K	Workplace		X		X

Exhibit B-6 Cybersecurity Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail			X
	Group Life and Health, Pay Deduction	Workplace			X
	401K	Workplace		X		X

Exhibit B-7 Legal, Risk Management and Compliance Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail			X
	Group Life and Health, Pay Deduction	Workplace			X
	401K	Workplace		X		X

Exhibit B-8 Human Resource Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail			X
	Group Life and Health, Pay Deduction	Workplace			X
	401K	Workplace		X		X

Exhibit 10.5

Administrative Service	Product Grou	Distribution Division	VRIAC	RLIC	VSC	VFP

Exhibit B-9 Marketing and Sales Promotion Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail
	Group Life and Health, Pay Deduction	Workplace		X
	401K	Workplace		X		X

Exhibit B-10 Tax Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail		X	X
	Group Life and Health, Pay Deduction	Workplace		X	X
	401K	Workplace		X		X

Exhibit B-11 Reinsurance Management and Administration Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail
	Group Life and Health, Pay Deduction	Workplace		X
	401K	Workplace		X		X

Exhibit B-12 Management Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail			X	X
	Group Life and Health, Pay Deduction	Workplace			X	X
	401K	Workplace		X		X

Exhibit 10.5

Administrative Service	Product Group	Distribution Division	VRIAC	RLIC	VSC	VFP

Exhibit B-13 Printing, Record Storage, File, Mail, Supply Supply Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail			X
	Group Life and Health, Pay Deduction	Workplace			X
	401K	Workplace		X		X

Exhibit B-14 Corporate Accounting, Finance and Treasury Service
	Fixed and Variable Life, Fixe Variable Annuit	Retail		X	X
	Group Life and Health, Pay Deduction	Workplace		X	X
	401K	Workplace		X		X

Exhibit B-15 Financial Management Services for Retail & Other Customer Service Products
	Fixed and Variable Life, Fixe Variable Annuit	Retail	X
	Group Life and Health, Pay Deduction	Workplace	X
	401K	Workplace		X		X

Exhibit B-16 Pricing, Trading, Performance Reporting and Accounting Services for Variable Products.
	Fixed and Variable Life, Fixe Variable Annuit	Retail	X			X
	Group Life and Health, Pay Deduction	Workplace	X			X
	401K	Workplace		X		X